EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Spacepath, Inc. (the “Company”) on Form 10-Q for the period ending March 3, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrey Zasoryn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 3rd day of March, 2014.

Date: March 3, 2014	By:	/s/ Andrey Zasoryn
	Name:	Andrey Zasoryn
	Title:	Chief Financial Officer